UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2009

VLOV, INC.

 (Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

 (Address of Principal Executive Offices)

(86595) 88554555

  (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “VLOV” the “Company” or the “Registrant” refer to VLOV, Inc., a Nevada corporation.

Item 1.01                      Entry into a Material Definitive Agreement

On December 1, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with several accredited investors (collectively the “Purchasers”) pursuant to which we agreed to issue and sell up to 699,301 shares of our common stock, par value $0.00001 per share (“Common Stock”) to accredited investors at $2.86 per share for an aggregate purchase price of up to $2 million, and to issue warrants (the “Warrants”) to purchase up to 349,651 shares of Common Stock, for no additional consideration. At the closing on December 1, 2009 (the “Closing Date”), we issued to the Purchasers 653,534 shares of Common Stock and Warrants to purchase up to 326,767 shares of Common Stock for gross proceeds of approximately $1.87 million (the “Financing”).

The Purchase Agreement includes customary representations and warranties by each party thereto. We are required to include the shares of Common Stock issued in the Financing (as well as those underlying the Warrants) in the registration statement that we are obligated to file to register the shares of Common Stock underlying the series A preferred stock and warrants that we issued recently. The registration statement must be filed on or before December 17, 2009, and must be declared effective within 90 days thereafter (or 150 days if the registration statement receives full review). If the registration statement is not timely filed or declared effective, we will be subject to liquidated damages of 1% of the Purchasers’ aggregate purchase price per month, up to 10%, and pro-rated for partial periods.

Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $3.43 per share (subject to certain adjustments) for a period of three years. We are also entitled to call the Warrants for cancellation of the Warrants if the volume-weighted average price of our Common Stock for 20 consecutive days exceeds 200% of the then applicable exercise price.

The exercise price of the Warrants are subject to anti-dilution adjustments in the event that we issue additional equity, equity linked securities or securities convertible into common stock at a purchase price less than the then applicable conversion or exercise price (other than shares issued to our officers, directors, employees or consultants pursuant to any stock or option plan duly adopted by a majority of our non-employee directors, or issued upon the conversion or exercise of any securities outstanding as of the Closing Date, or for acquisitions or strategic transactions approved a majority of our directors). The exercises price is also subject to customary adjustments such as any stock dividend, stock split, reverse stock split or other similar transaction.

The foregoing summary of the Purchase Agreement and Warrants is qualified in its entirety by the forms thereof attached as exhibits to this current report and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

We issued the shares of Common Stock and Warrants to the Purchasers in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). We made this determination based on, in part, the representations of the Purchasers which included, in pertinent part, that such Purchasers were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, and that such Purchasers were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Purchaser understood that the shares of Common Stock and Warrants, as well as the shares of Common Stock from exercise of the Warrants, may not be sold or otherwise disposed of without registration under the 1933 Act or an applicable exemption therefrom.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Form of Securities Purchase Agreement, dated as of December 1, 2009, by and among the Company and the Purchasers*
99.2	Form of Warrant*
__________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VLOV, INC.

Date: December 2, 2009	By:	/s/ Qingqing Wu
Qingqing Wu
Chief Executive Officer